Exhibit 3.8

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:04 PM 04/04/2008
FILED 04:04 PM 04/04/2008
SRV 080397058 - 4436240 FILE

CERTIFICATE OF FORMATION

OF

MILLERCOORS LLC

This Certificate of Formation of MillerCoors LLC (the “LLC”), dated as of April 4, 2008, has been duly executed and is being filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is MillerCoors LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written,

/s/ Jordannah Bangi
Name: Jordannah Bangi
Authorized Person